SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 16, 2003


                              Barnes Group Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware               1-04801                   06-0247840
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(State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)         File Number)           Identification No.)


            123 Main Street          Bristol, CT             06010
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          (Address of principal executive offices)         (Zip Code)


                                (860) 583-7070
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              Registrant's telephone number, including area code

                                     N/A
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         (Former name or former address, if changed since last report)



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Item 7.    Financial Statements and Exhibits.
           The following exhibit is furnished pursuant to Item 12:

           Exhibit 99.1: Press Release issued October 16, 2003 announcing the financial results of operations for the third quarter and nine months ended September 30, 2003.

Item 12.   Results of Operations and financial Conditions.

           On October 16, 2003, Barnes Group Inc. issued a press release announcing the financial results of operations for the third quarter and nine months ended September 30, 2003. A copy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

           The information in this Current Report on 8-K and the exhibit attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     October 16, 2003         BARNES GROUP INC.
                                      (Registrant)

                                    By:/s/ William C. Denninger
                                       ------------------------
                                       William C. Denninger
                                       Senior Vice President and
                                       Chief Financial Officer


                                Exhibit Index

Exhibit No.          Document Description

   99.1              Press Release, dated October 16, 2003




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


Barnes Group Inc.                                                EXHIBIT 99.1
Executive Office                                                 ------------
Bristol, CT 06010
Tel:  860.583.7070

BARNES GROUP INC. [Logo]                             News Release
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                                                     Contact:
FOR IMMEDIATE RELEASE                                Investors:
      October 16, 2003                               Phillip J. Penn
                                                     (860) 973-2126

                                                     Media:
                                                     Stephen J. McKelvey
                                                     (860) 973-2132

BARNES GROUP ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
 - NET SALES INCREASE 13 PERCENT TO $222 MILLION
 - OPERATING INCOME UP 40 PERCENT, NET INCOME INCREASES 29 PERCENT TO
      $9 MILLION
 - AEROSPACE ORDERS EXCEED $51 MILLION, DRIVING ORDER BACKLOG TO $149 MILLION

     BRISTOL, CONNECTICUT, OCTOBER 16, 2003---Barnes Group Inc. (NYSE: B) today announced financial results for the quarter ended September 30, 2003. Net sales for the third quarter of 2003 were $222.2 million, up 13 percent from $196.8 million in the third quarter of 2002. The Company reported a 40 percent increase in operating income to $14.0 million, as net income increased to $9.0 million, or $0.38 per diluted share, in the third quarter of 2003, from $6.9 million, or $0.36 per diluted share, in the comparable year-ago period. Average diluted shares outstanding were 23.3 million in the quarter ended September 30, 2003, up 21 percent from 19.2 million in the year-ago period.

     "Our operating performance this quarter, despite the headwind of a still-sluggish economic climate, clearly demonstrates the returns from investments we continue to make to generate sustainable, profitable growth for our Company," said Edmund M. Carpenter, Barnes Group Inc.'s President and C.E.O. "Going forward, these investments should continue to enhance our top- and bottom-line performance," Carpenter continued.

     Sales at Barnes Distribution were $103.8 million for the quarter ended September 30, 2003, up $31.8 million, or 44 percent, from $72.0 million in the quarter ended September 30, 2002. Kar Products, which Barnes Group purchased in February 2003, contributed $30.8 million of sales in the most recent quarter. Barnes Distribution generated operating profit of $7.4 million in the third quarter of 2003, up sharply from operating profit of $2.4 million in the third quarter of 2002.

     The improvement in operating profit was driven primarily by the operating profit contribution from Kar Products and higher gross profit margin. Included in Barnes Distribution's operating profit is an incremental year-over-year gain of $0.9 million from the sale of distribution centers; the gain was essentially offset by approximately $0.8 million of incremental severance expense.

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


     "This was a solid quarter for Barnes Distribution; beyond tripling operating profit, the integration of Kar is running ahead of our original schedule, and our new sales growth initiatives are performing very well," Carpenter stated. "Our national and regional customer development efforts, e-commerce platforms and new Tier 2 relationships together contributed $5.9 million in sales to the most recent quarter, up from $1.8 million last year. We added more than 50 new national and regional customers, bringing to 249 the total new customers gained since January, 2002," Carpenter added.

     Carpenter continued, "During the quarter, we continued to integrate Kar Products into Barnes Distribution, achieving a number of milestones. As a result of the progress we have made to date, we believe that Kar will be substantially integrated in the United States by the end of the year, and the integration in Canada, which includes the construction of a new distribution center, will be completed in the first half of 2004."

     Sales at Associated Spring were $81.1 million for the quarter ended September 30, 2003, up slightly compared with sales of $80.9 million in the quarter ended September 30, 2002. The increase reflected higher sales of nitrogen gas springs and products for industrial markets, combined with the positive impact on sales from foreign currency translation. These were essentially offset by a decline in sales related to the North American light vehicle market.

     Associated Spring's operating profit was $4.9 million for the third quarter of 2003, down from $6.5 million in the third quarter of 2002. Operating profit was positively impacted by the benefits from the 2002 closure of Associated Spring's Dallas, Texas facility. This was more than offset by certain incrementally higher personnel costs, including pension and severance expenses totaling approximately $1.0 million, and a $0.5 million reduction in the carrying value of the Dallas facility, which is currently held for sale.

     Carpenter commented, "Associated Spring continues to successfully leverage higher-growth segments of its key markets, such as nitrogen gas springs and the non-U.S. automakers, to offset sales declines with some domestic customers. Although this business remains quite profitable, during the third quarter we began taking additional actions aimed at improving operating margins to be more in line with historical levels."

     Sales at Barnes Aerospace were $39.4 million for the third quarter of 2003, down from $45.8 million in the third quarter of 2002. Operating profit was $2.0 million for the quarter ended September 30, 2003, up from $1.4 million in the comparable year-ago period, reflecting the benefit of cost reduction efforts taken during 2002, productivity and efficiency improvements and the absence of $0.7 million in severance that occurred in the 2002 period. These positives were offset in part by the sales volume decline.

     Barnes Aerospace recorded orders of $51.7 million during the third quarter of 2003, up 32 percent from $39.1 million in the comparable year-ago period. Backlog increased to $149.3 million, up four percent from $143.0 million at September 30, 2002. Military orders were $18.1 million, or 35 percent of the orders received in the most recent quarter; this included direct military orders that were particularly strong at $9.8 million. Barnes Aerospace also received approximately $10.3 million in orders related to a large commercial engine program that will enter service in early 2004.

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


"It would appear that we have turned the corner at Barnes Aerospace from a very challenging post-9/11 environment," Carpenter stated. "As a result of the efforts taken to position the business for this difficult part of the aerospace cycle, we are continuing to report solid operating results. With the strong orders generated this past quarter, Barnes Aerospace is very well positioned for top- and bottom-line growth in 2004," Carpenter added.

     William C. Denninger, Barnes Group Inc.'s Chief Financial Officer, commented, "In addition to a strong operating performance in the third quarter, we further strengthened our balance sheet by reducing borrowings at September 30, 2003 by approximately $9 million compared to June 30, while at the same time increasing cash by $12 million, to $63 million. Our debt-to-capitalization ratio at quarter-end was 45 percent, which is within our targeted leverage range."

     For the first nine months of 2003, Barnes Group's net sales were $670.5 million, up 12 percent from $600.4 million in the same period a year ago. Net income was $26.1 million, or $1.21 per diluted share, for the nine months ended September 30, 2003, up 17 percent from $22.3 million, or $1.17 per diluted share, in the same period of 2002.

     Barnes Group will conduct a conference call with investors to discuss third quarter 2003 results on Thursday, October 16, 2003 at 12:00 PM ET. A webcast of the live call, supporting materials and an archived replay will be available on the Barnes Group investor relations website
(ir.barnesgroupinc.com).

     Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and assemblies and a distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2002 sales of $784 million:
Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs and a global supplier of retaining rings and injection-molded plastic components; Barnes Aerospace, a manufacturer and repairer of highly-engineered assemblies and components for commercial and military aircraft engines, airframes, and land-based industrial gas turbines; and Barnes Distribution, an international, full-service distributor of maintenance, repair and operating supplies. Over 6,100 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.'s success.

     This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by Barnes Group; the Company's success in identifying, and attracting customers in, new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; increased competitive activities including pricing, advertising and promotions that could adversely affect customer demand for the Company's products; changes in economic, political and public health conditions, worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; and regulatory changes.
                                  # # #

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                              BARNES GROUP INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands, except per share data)
                                 (Unaudited)

                               Three months ended        Nine months ended
                                 September 30,             September 30,
                              -------------------       ------------------
                               2003         2002         2003         2002
                             --------     --------     --------     --------
Net sales                    $222,160     $196,799     $670,481     $600,420

Cost of sales                 143,651      134,524      432,193      407,028
Selling and admin-
 istrative expenses            64,470       52,256      195,054      158,054
                             --------     --------     --------     --------
                              208,121      186,780      627,247      565,082
                             --------     --------     --------     --------
Operating income               14,039       10,019       43,234       35,338

Other income                      613        2,156        2,293        3,357

Interest expense                3,961        3,877       12,206       10,895
Other expenses                     13          167          990          378
                             --------     --------     --------     --------
Income before income
 taxes                         10,678        8,131       32,331       27,422

Income taxes                    1,725        1,215        6,272        5,073
                             --------     --------     --------     --------
Net income                   $  8,953     $  6,916     $ 26,059     $ 22,349
                             ========     ========     ========     ========
Per common share:
 Net income
      Basic                  $    .40     $    .37     $   1.24     $   1.20
      Diluted                     .38          .36         1.21         1.17
Dividends                         .20          .20          .60          .60

Average common shares
 outstanding
      Basic                22,561,901   18,839,580   21,038,719   18,697,265
      Diluted              23,257,839   19,150,751   21,531,951   19,156,896






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                              BARNES GROUP INC.
                         CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)
                                  (Unaudited)


                                               September          September
                                                  2003               2002
                                               ---------          ---------
Assets
Current assets
 Cash and short-term investments                $ 63,253           $ 38,923
 Accounts receivable                             128,282            111,216
 Inventories                                     105,704             85,413
 Deferred income taxes and prepaid expenses       28,826             28,092
                                                --------           --------
  Total current assets                           326,065            263,644

Deferred income taxes                             21,966              7,342

Property, plant and equipment                    152,392            160,950

Goodwill                                         220,092            169,529

Other assets                                      99,938             71,712
                                                --------           --------
                                                $820,453           $673,177
                                                ========           ========

Liabilities and Stockholders' Equity
Current liabilities
 Notes payable                                  $  2,000           $    --
 Accounts payable                                 93,265             68,526
 Accrued liabilities                              81,860             63,494
 Long-term debt - current                         24,794              8,227
                                                --------           --------
  Total current liabilities                      201,919            140,247

Long-term debt                                   216,229            234,345

Deferred income taxes                              6,496              6,840

Other liabilities                                 93,714             74,300

Stockholders' equity                             302,095            217,445
                                                --------           --------
                                                $820,453           $673,177
                                                ========           ========

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